Exhibit 99.1

Organicell Announces FDA Approval of IND Application for the Treatment of SARS Due to COVID-19

Miami, FL (May 5, 2020) — Organicell Regenerative Medicine, Inc. (OTCBB:BPSR), a clinical-stage biopharmaceutical company dedicated to the development of regenerative therapies, announced today that the U.S. Food and Drug Administration (FDA) has approved the Investigational New Drug (IND) application for its lead product, Organicell Flow, for patients diagnosed with moderate to severe acute respiratory syndrome (SARS) due to COVID-19 infection.

This trial will be the first randomized, double-blinded, placebo-controlled, phase I/II multi-center clinical trial investigating the safety and potential efficacy of amniotic fluid sourced components for COVID-19.

“This IND approval is an important first step in Organicell’s evolution into becoming a global leader in FDA approved regenerative medicines. We are excited to initiate this FDA clinical trial as well as continue to progress our other clinical programs in biological regenerative therapies,” said Albert Mitrani, Chief Executive Officer at Organicell.

Organicell Flow is a natural and acellular product derived from amniotic fluid and is manufactured to retain the naturally occurring hyaluronic acid, proteins, and exosomes present in perinatal fluid without the addition or combination of any other substance or diluent. Organicell products are manufactured in cGMP compliant labs and are tested for sterility, endotoxin levels, hyaluronic acid, protein analysis, and exosomes composition. Exosomes are nano-sized extracellular vesicle that mediate cell-to-cell communication and affect cell function and behavior.

“We’ve been evaluating Organicell Flow for a while now. We’ve been analyzing the exosome components to reveal a variety of microRNA factors that could potentially promote tissue homeostasis and repair. We are thrilled to be able to take this research into FDA trials,“ said Dr. George Shapiro, Chief Medical Officer at Organicell.

About Organicell Regenerative Medicine, Inc.:

Organicell Regenerative Medicine, Inc. is a clinical-stage biopharmaceutical company that harnesses the power of exosomes to develop innovative biological therapeutics for the treatment of degenerative diseases. The company’s proprietary products are derived from perinatal sources and manufactured to retain the naturally occurring exosomes, hyaluronic acid, and proteins without the addition or combination of any other substance or diluent. Based in South Florida, the company was founded in 2008 by Albert Mitrani, Chief Executive Officer and Dr. Mari Mitrani, Chief Scientific Officer. To learn more, please visit https://organicell.com/.

Forward-Looking Statements

Certain of the statements contained in this press release should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as “will,” “believes,” “expects,” “potential” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. We remind you that actual results could vary dramatically as a result of known and unknown risks and uncertainties, including but not limited to: potential issues related to our financial condition, competition, the ability to retain key personnel, product safety, efficacy and acceptance, the commercial success of any new products or technologies, success of clinical programs, ability to retain key customers, our inability to expand sales and distribution channels, legislation or regulations affecting our operations including product pricing, reimbursement or access, the ability to protect our patents and other intellectual property both domestically and internationally and other known and unknown risks and uncertainties,  including the risk factors discussed in the Company's periodic reports that are filed with the SEC and available on the SEC's website (http://www.sec.gov).  You are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Specific information included in this press release may change over time and may or may not be accurate after the date of the release. Organicell has no intention and specifically disclaims any duty to update the information in this press release.

Media Contact:

RooneyPartners

Marion Janic

646-537-5649

mjanic@rooeyco.com